SCHEDULE 14A
                                                  (RULE 14A-101)
                                      INFORMATION REQUIRED IN PROXY STATEMENT
                                             SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14 (a) of the Securities
                                      Exchange Act of 1934 (Amendment No.__)

Filed by the Registrant
Filed by a Party other than the Registrant
Check the appropriate box:
         Preliminary Proxy Statement                                                  Confidential, for Use of
                                                                                      the Commission Only
                                                                                      (as permitted by
                                                                                      Rule 14a-6(e)(2))
         Definitive Proxy Statement
         Definitive additional materials
         Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                                   PAYPAL FUNDS

                       (Name of Registrant as Specified in Its Charter/Declaration of Trust)
                     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of filing fee (Check the appropriate box):
         No fee required.
         Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3)  Per unit price or other  underlying  value of  transaction  computed  pursuant to Exchange  Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

         Fee paid previously with preliminary materials:

         Check box if any part of the fee is offset as provided by Exchange  Act Rule  0-11(a)(2)  and identify the filing for which the  offsetting fee was paid  previously.  Identify the previous  filing by  registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:







                                             PAYPAL MONEY MARKET FUND
                                         (the sole series of PayPal Funds)

                                                 303 Bryant Street
                                              Mountain View, CA 94041
                                                  1-888-215-5506

                                             NOTICE OF SPECIAL MEETING

         Notice is hereby given that a special  meeting of  shareholders  of PayPal Money Market Fund (the "Fund"), the sole series of PayPal  Funds (the  "Trust"),  will be held on October 2, 2002 at 9:00 a.m.,  Pacific  time,  at
Garden Court Hotel, 520 Cowper Street, Palo Alto, CA 94301.

         The special meeting is being held for the following purposes:

1.       To elect a Board of Trustees.

2.       To authorize the Board to adopt an amended and restated Trust Instrument.

3.       To change the investment objective of the Fund from fundamental to non-fundamental.

4.       To approve the revision of certain fundamental investment policies of the Fund.

5.       To approve a new Investment  Advisory  Agreement between the Trust and PayPal Asset Management,  Inc. (the
              "Adviser").

6.       To transact  such other  business as may  properly  come  before the  special  meeting or any  adjournment thereof.

         Shareholders  of record at the close of  business  on August 20,  2002 are  entitled  to notice of, and to vote at,  the  special  meeting or any  adjournments  thereof.  The  accompanying  Proxy  Statement  contains  more information about the special meeting.

Your vote is  important,  no matter how many shares you own.  Please read the enclosed  Proxy  Statement.  To avoid the cost of follow up solicitation  and possible  adjournment,  please complete the proxy web form by September 30,
2002 via electronic transmission.


         By order of the Board of Trustees of the Trust.


                                                              John Muller
                                                              Secretary


August 30, 2002







28

                                             PAYPAL MONEY MARKET FUND
                                         (the sole series of PayPal Funds)

                                                 303 Bryant Street
                                              Mountain View, CA 94041
                                                  1-888-215-5506

                                                  PROXY STATEMENT
                                    Special Meeting of Shareholders to be Held
                                                  October 2, 2002


         This Proxy  Statement is furnished by PayPal Funds (the "Trust") to the  shareholders  of its PayPal Money
Market  Fund (the  "Fund")  on behalf of the  Trust's  Board of  Trustees  (the  "Board")  in  connection  with the solicitation of the  accompanying  proxy.  This proxy will be voted at a special meeting of shareholders and at any adjournments  thereof (the "special  meeting") to be held on October 2, 2002 at 9:00 a.m.,  Pacific time, at Garden
Court Hotel,  520 Cowper  Street,  Palo Alto,  CA 94301,  for the purposes set forth below and in the  accompanying
Notice of Special Meeting.  This Proxy Statement is being made available by electronic  means to Fund  shareholders on or about September 3, 2002.

         Copies of the Fund's most recent annual and  semi-annual  reports to  shareholders  have  previously  been electronically  furnished to shareholders.  These reports may be obtained  without charge to shareholders  from the
Trust's internet website at www.paypal.com or by calling 1-888-215-5506.


                                                    Proposal 1

                                           TO ELECT A BOARD OF TRUSTEES

         The purpose of this  proposal is to elect a Board of Trustees of the Trust.  For the  election of Trustees at the special meeting, the Board has approved the nomination of Kevin T. Hamilton,  Richard D. Kernan,  Gregory N.
River and John T. Story.

         Except for Mr.  Kernan,  all of the nominees are  currently  Trustees of the Trust and have served in that capacity  continuously  since its  inception  in 1999.  Mr.  Kernan was  appointed  by the Board to the position of advisory trustee on March 9, 2001 and was elected as a regular Trustee on August 13, 2002.






Interested Nominee*

Name, Age and         Position(s)     Length of   Principal Occupations(s) During      Number of         Other
Address               Held with Fund  Time        Past 5 Years                         Portfolios in     Directorships
                                      Served                                           Fund Complex      Held by Director
                                                                                       Overseen by
                                                                                       Director
John T. Story** (62)  Chairman and    Since       Vice President, PayPal, Inc.                1          None
c/o PayPal, Inc.      Trustee         1999        (1999-present); President of John
303 Bryant St.                                    T. Story & Associates (mutual fund
Mountain View, CA                                 consulting firm)(1998-1999);
94041                                             Executive Vice President of
                                                  Montgomery Asset Management
                                                  (1994-1998)

*Nominee who is an "interested person" of the Trust as defined in the Investment Company Act of 1940, as amended
(the "1940 Act").
**Mr. Story is considered an interested person because of his position with PayPal, Inc., an affiliate of the adviser.

Non-Interested Nominees***

Name, Age and         Position(s)     Length of   Principal Occupations(s) During      Number of         Other
Address               Held with Fund  Time        Past 5 Years                         Portfolios in     Directorships
                                      Served                                           Fund Complex      Held by Director
                                                                                       Overseen by
                                                                                       Director
Richard D. Kernan     Trustee         Since 2002  Chief Financial Officer, Claims,            1          None
(57)                                              Fireman's Fund Insurance Company
846 Olima Street                                  (2000-2001); Associate, Sinclair
Sausalito, CA 94965                               Ventures, LLC (1999-2000); Chief
                                                  Operating Officer, Combined
                                                  Benefits Insurance Company
                                                  (1995-1999)

Kevin T. Hamilton     Trustee         Since 1999  Partner, Rice Hall James &                  1          None
(40)                                              Associates (2002-present);
600 W. Broadway,                                  Principal and Portfolio Manager,
Suite 1000                                        Messner & Smith Investment
San Diego, CA 92101                               Management Limited (1998-2002);
                                                  Executive Vice President,
                                                  Montgomery Asset Management, LLC
                                                  (1991-1998)


Name, Age and         Position(s)     Length of   Principal Occupations(s) During         Number of      Other
Address               Held with Fund  Time        Past 5 Years                          Portfolios in    Directorships
                                      Served                                             Fund Complex    Held by Director
                                                                                         Overseen by
                                                                                           Director
Gregory N. River      Trustee         Since 1999  President and COO, U.S. Foursis             1          None
(48)                                              System Sales, Inc., wholly owned
114 Sansome Street,                               subsidiary of Foursis Corporation,
Suite 200                                         Japan (digital print hardware and
San Francisco, CA                                 software manufacturer)
94104                                             (2001-present); Vice President,
                                                  Off-Road Capital (private
                                                  investment company) (2000-2001);
                                                  Founder, Owner and President,
                                                  Paladin Consulting Company
                                                  (1996-2000)

***Those Trustees who are not "interested persons" of the Trust as defined in the 1940 Act.


         As of August 20, 2002,  the Trustees and  officers of the Fund owned,  in the  aggregate,  less than 1% of the Fund's outstanding shares.

         If elected,  the Trustees  will hold office  during the lifetime of the Trust,  subject to the approval of
Proposal 2 below,  except that (a) any Trustee may resign his or her trust by written  instrument  signed by him or her and delivered to the other  Trustees,  which shall take effect upon such delivery or upon such later date as is specified  therein;  (b) any  Trustee  may be  removed  at any  time by  written  instrument,  signed  by at  least two-thirds  of the number of Trustees  prior to such  removal,  specifying  the date when such removal shall become effective;  (c) any Trustee who requests in writing to be retired or who has died,  become  physically  or mentally incapacitated  by reason of  disease  or  otherwise,  or is  otherwise  unable to serve,  may be retired by written instrument  signed by a majority of the other  Trustees,  specifying the date of his or her  retirement;  and (d) a
Trustee may be removed at any meeting of the  shareholders of the Trust by a vote of  shareholders  owning at least two-thirds of the  outstanding  shares.  In case a vacancy shall for any reason exist,  the remaining  Trustees may fill such  vacancy  by  appointing  another  Trustee,  so long as,  immediately  after such  appointment,  at least two-thirds  of the  Trustees  have been  elected by  shareholders.  If, at any time,  less than a  majority  of the
Trustees  holding  office have been elected by the  shareholders,  the Trustees then in office will promptly call a shareholders'  meeting  for the  purpose of  electing a Board of  Trustees.  Otherwise,  there will  normally be no meeting of shareholders for the purpose of electing Trustees.

         The Board,  which is currently  composed of three  non-interested  and one interested  Trustees,  met five times during the fiscal year ended  December 31, 2001.  All of the Trustees  attended at least 75% of the Board and committee meetings of which they were members.

         The following table sets forth information  describing the dollar range of equity securities  beneficially owned by each nominee in the Fund:


Interested Nominee

Name                                  Dollar Range of Equity Securities   Aggregate Dollar Range of Equity
                                      in the Fund                         Securities in All Funds Overseen
                                                                          Within Fund Family by Trustee

John T. Story                         $1-$10,000                          $1-$10,000

Non-Interested Nominees

Name                                  Dollar Range of Equity Securities   Aggregate Dollar Range of Equity
                                      in the Fund                         Securities in All Funds Overseen
                                                                          Within Fund Family by Trustee

Kevin T. Hamilton                     None                                None
Richard D. Kernan                     None                                None
Gregory N. River                      None                                None

         The officers of the Fund are listed below except for the President  and Chairman of the Board,  Mr. Story,
for whom  information  is provided in the table above.  The  President,  Treasurer and  Secretary  each hold office until his successor is duly elected and qualified.  All other officers hold office at the pleasure of the Board.

Name, Age and Address             Position(s)       Length of Time   Principal Occupations(s) During Past 5 Years
                                  Held with Fund    Served
Ralph Ho, Jr.  (32)               Vice President    Since January    President, PayPal Asset Management, Inc.
303 Bryant Street                 & Assistant       2002             (January 2002-present); Vice President of
Mountain View, CA 94041           Treasurer                          Finance & Treasurer, PayPal, Inc.
                                                                     (1999-present); Vice President & Assistant
                                                                     Treasurer, Banc of America Securities LLC
                                                                     (1994-1999)


Jeffrey J. Gaboury (34)           Treasurer and     Since July 1999  Director, Reporting and Compliance, Investors
200 Clarendon Street, Boston,     Chief Financial                    Bank & Trust Company (1996 to present)
MA 02116                          Officer


John Muller (41)                  Secretary         Since May 2001   General Counsel,  PayPal, Inc. and PayPal Asset
303 Bryant Street                                                    Management,   Inc.   (2000-present);   Partner,
Mountain View, CA 94041                                              Brobeck,  Phleger &  Harrison  (San  Francisco)
                                                                     (1998-2000);  Of  Counsel,  Brobeck,  Phleger &
                                                                     Harrison (San Francisco) (1996-1998)



Cynthia J. Surprise (56)          Assistant         Since May 2001   Director    and     Counsel,     Mutual    Fund
200 Clarendon Street, Boston,     Secretary                          Administration-Legal,  Investors  Bank &  Trust
MA 02116                                                             Company (1999-present);  Vice President,  State
                                                                     Street Bank and Trust Company (1995-1999)

         The following table sets forth information describing the compensation of each Trustee for his or her services for the fiscal year ended December 31, 2001 for the Fund.

Name and Position          Aggregate             Pension or           Estimated Annual      Total Compensation
                           Compensation from     Retirement           Benefits Upon         from Fund and Fund
                           the Fund              Benefits Accrued     Retirement            Complex Paid to
                                                 as Part of Fund                            Trustees
                                                 Expenses
Nicole E. Faucher,1        $2,500                None                 None                  $2,500
Trustee

Kevin T. Hamilton,         $2,000                None                 None                  $2,000
Trustee

Gregory N. River,          $2,500                None                 None                  $2,500
Trustee

Richard D. Kernan,2        $1,500                None                 None                  $1,500
Trustee

         Currently,  the  Board has a  standing  Audit  Committee.  The  members  of the  Audit  Committee  are Mr.
Hamilton and Mr. River.  The Audit Committee is responsible  for, among other things:  recommending  the selection, retention,  compensation or termination of the independent  auditors;  reviewing with the independent  auditors the scope and  results of the annual  audit;  discussing  with Trust  management  the  performance  of the  independent auditors and their  recommendation  with respect to the reasonableness of the auditors' fees;  reviewing the Fund's annual report to  shareholders  and any  significant  underlying  accounting  policies;  reviewing  with the Fund's independent  auditors the adequacy and  effectiveness of relevant  internal controls and procedures and the quality of the staff  implementing  such  controls  and  procedures;  reporting  to the full Board on a regular  basis;  as necessary,  review with the independent auditors,  Trust management,  and the investment adviser any "illegal act,"
as defined in Section  10A of the  Securities  Exchange  Act of 1934 and  required by statute to be reported to the
Committee;  develop a recommendation with the advice of legal counsel and independent  auditors as appropriate,  to
Trust  management and the investment  adviser  designed to remedy any "illegal acts" or other  significant  matters brought to the  attention of the  Committee;  and making  recommendations  as it deems  necessary  or  appropriate.
During the fiscal year ended December 31, 2001, the Audit  Committee held one meeting.  For additional  information on the Fund's auditor, refer to the section entitled "Independent Accountants."

1 Ms. Faucher resigned as Trustee on August 13, 2002.
2 Mr. Kernan served as an Advisory Trustee during the fiscal year ended December 31, 2002.


Recommendation and Required Vote

         The Board unanimously  recommends that the shareholders of the Fund vote FOR each nominee.  If a quorum is present at the special  meeting,  the affirmative vote of a plurality of votes cast, voted in person or by proxy at the special  meeting,  is required for the election of each  Trustee.  Shares  represented  by proxies that reflect abstentions  or broker  non-votes will be counted as shares that are present and entitled to vote on the matter for purposes  of  determining  the  presence  of a quorum.  Votes to  ABSTAIN  will have the same  effect as votes cast
AGAINST this Proposal No. 1, and broker non-votes will not have any effect on the vote for this Proposal No. 1.

                                                  PROPOSAL NO. 2

                    TO AUTHORIZE THE TRUSTEES TO ADOPT AN AMENDED AND RESTATED TRUST INSTRUMENT

         The Board has approved,  and recommends that shareholders of the Trust authorize them to adopt,  amend and restate the Trust's current Amended and Restated Trust  Instrument  (the "Current Trust  Instrument").  The Current
Trust  Instrument  requires that the Board must be elected by shareholders  every three years.  The further amended and restated Trust Instrument (the "New Trust  Instrument")  would eliminate the provision  limiting each Trustee's term to three years and would  provide  that the  Trustees  hold office  during the lifetime of the Trust and until its  termination.  This  modification  is intended to provide  continuity in the  management of the Trust and would eliminate  the time and  expense  associated  with a  shareholder  meeting  every  three  years.  If the New  Trust
Instrument is approved,  shareholders  will no longer have the ability to elect trustees  every three years.  Under the New Trust  Instrument,  shareholders  will,  however,  retain the ability to remove one or more trustees at any meeting of  shareholders  of the Trust by a vote of  shareholders  owning at least  two-thirds  of the  outstanding shares of the Trust.  In  addition,  shareholders  will  retain the  ability to require the Trust to hold a special meeting  for the  purpose of voting on the  question of the removal of a Trustee or Trustees if at least 10% of the
Trusts' outstanding voting securities submit in writing a request that such a meeting be held.

         Section 3.03 of the Current Trust Instrument states the following:

         Term of  Office.  Each  Trustee  shall hold  office for a term of three  years from the date of his or her appointment  as a Trustee,  except that (a) any Trustee may resign his or her trust by written  instrument signed by him or her and  delivered to the other  Trustees,  which shall take effect upon such delivery or upon such  later  date as is  specified  therein;  (b) any  Trustee  may be removed at any time by written instrument,  signed by at least  two-thirds of the number of Trustees  prior to such  removal,  specifying the date when such removal shall become  effective;  (c) any Trustee who requests in writing to be retired or who has died,  become  physically or mentally  incapacitated  by reason of disease or otherwise,  or is otherwise  unable to serve,  may be  retired  by  written  instrument  signed by a  majority  of the other
         Trustees,  specifying the date of his or her  retirement;  and (d) a Trustee may be removed at any meeting of the  Shareholders of the Trust by a vote of Shareholders  owning at least two-thirds of the Outstanding
         Shares.

         Section 3.03 of the New Trust Instrument states (new language shown in italics):

         Term of  Office.  Each  Trustee  shall  hold  office  during  the  lifetime  of the  Trust  and  until its termination  as hereinafter  provided,  except that (a) any Trustee may resign his or her trust by written instrument  signed by him or her and  delivered to the other  Trustees,  which shall take effect upon such delivery or upon such later date as is  specified  therein;  (b) any Trustee may be removed at any time by written  instrument,  signed by at least  two-thirds  of the  number of  Trustees  prior to such  removal, specifying the date when such removal shall become  effective;  (c) any Trustee who requests in writing to be  retired  or who has died,  become  physically  or  mentally  incapacitated  by reason  of  disease  or otherwise,  or is otherwise unable to serve, may be retired by written  instrument signed by a majority of the other  Trustees,  specifying  the date of his or her  retirement;  and (d) a Trustee may be removed at any meeting of the  Shareholders of the Trust by a vote of Shareholders  owning at least two-thirds of the
         Outstanding Shares.

Recommendation and Required Vote

         The Board has  concluded  that the  adoption of the New Trust  Instrument  is in the best  interest of the
Trust's  shareholders.  Accordingly,  the Trustees unanimously recommend that shareholders vote FOR the proposal to authorize them to adopt the New Trust  Instrument.  If the proposal is not approved,  the Current Trust  Instrument will remain unchanged and in effect.

         If a quorum is present at the  special  meeting,  the  affirmative  vote of a majority  of the votes cast, voted in person or by proxy at the special  meeting,  is required for the  approval of this  Proposal No. 2. Shares represented  by proxies that reflect  abstentions  or broker  non-votes  will be counted as shares that are present and entitled to vote on the matter for  purposes of  determining  the  presence of a quorum.  Votes to ABSTAIN will have the same effect as votes cast AGAINST this  Proposal No. 2, and broker  non-votes  will not have any effect on the vote for this Proposal No. 2.

                                                  PROPOSAL NO. 3

                TO CHANGE THE INVESTMENT OBJECTIVE OF THE FUND FROM FUNDAMENTAL TO NON-FUNDAMENTAL

         The  investment  objective  of the  Fund is to  obtain a high  level of  current  income  consistent  with stability of capital and liquidity.  This  objective  currently is fundamental  and requires  shareholder  approval prior to any change.  The Board has approved,  and recommends that the shareholders  approve  converting the Fund's investment  objective from fundamental to non-fundamental.  If shareholders  approve the proposal,  the Board would have the  flexibility  to re-word the investment  objective in a way that more clearly  explains the objective that the Fund is  pursuing.  The Board's  flexibility  would also extend to changing  the  substance  of the  investment objective.  The Board expects that  shareholders  will benefit from this proposed change because it will enable the
Board  to  revise  the  Fund's  investment  objective  without  incurring  the  time and  costs  associated  with a shareholder  vote. The Board believes that this approach  provides it with the necessary  flexibility to respond to changes in the marketplace and is in keeping with the flexibility  already  afforded to many other funds throughout the mutual fund industry.

Recommendation and Required Vote

         The Board has concluded that the proposal to convert the Fund's  investment  objective from fundamental to non-fundamental  is in the  best  interest  of the  Fund's  shareholders.



Accordingly,  the Trustees  unanimously  recommend  that  shareholders  vote FOR
Proposal No. 3. If the proposal is not approved, the investment objective would remain fundamental.

         As provided in the 1940 Act,  approval of this Proposal No. 3 requires an  affirmative  vote of the lesser of (i) 67% or more of the Fund's shares present at the special meeting if more than 50% of the  outstanding  shares of the Fund are  present,  or (ii)  more than 50% of the  outstanding  shares of the  Fund.  Votes to  ABSTAIN  and broker non-votes will have the same effect as votes cast AGAINST this Proposal No. 3.

                                                  PROPOSAL NO. 4

                        TO APPROVE THE REVISION OF CERTAIN FUNDAMENTAL INVESTMENT POLICIES


         The  1940 Act  requires  investment  companies  like the Fund to have  restrictions  relating  to  certain investment  practices that can be changed only with the approval of  shareholders.  An investment  company may also elect to designate other investment  policies as policies that may be changed only by  shareholders.  Both types of policies  are  referred to as  "fundamental  policies."  These  policies  and  restrictions  limit the  permissible investments that may be made by an investment  company and the investment  practices in which an investment company may  engage.  Some of the  Fund's  fundamental  investment  restrictions  were  adopted  in the past by the Fund to reflect certain  regulatory,  business or industry  conditions which are no longer in effect. As a result,  certain of the fundamental policies of the Fund are more complex or restrictive than is required by the 1940 Act.

         The Board  supports  the  proposals  to amend the  fundamental  policies of the Fund for several  reasons.
First,  the Fund  operates  as a feeder  fund in a  master-feeder  fund  arrangement  and  pursues  its  investment objective by investing all of its investable  assets in another  investment  company called the Money Market Master
Portfolio  (the  "Master  Portfolio").  The  Master  Portfolio  is a  series  of  Master  Investment  Portfolio,  a registered  open-end management  investment  company.  In a master-feeder fund arrangement,  the feeder fund should have the same  investment  objective  and  substantially  the same  investment  policies  as the Master  Portfolio.
Recently,  the Master Portfolio amended certain of its fundamental  investment  policies.  The proposed  amendments to the Fund's  fundamental  policies would conform the Fund's fundamental  policies to the new fundamental  polices of the Master Portfolio.

         Second,  the proposed  amendments would simplify and create more flexibility under the Fund's  fundamental investment  policies.  The proposed  amendments  cover those areas for which the 1940 Act requires the Fund to have fundamental  restrictions.  The Board believes that the proposed policies satisfy current regulatory  requirements, but,  unlike the present  policies,  are written to provide  flexibility  to respond to future  legal,  regulatory, market or technical  changes.  Although the proposed  changes will provide the Fund greater  flexibility to respond to future  investment  opportunities,  the Board  does not  anticipate  that the  changes,  individually  or in the aggregate,  will result in a material  change in the level of investment  risk  associated  with  investment in the
Fund or the manner in which the Fund is managed.

Comparison of the Current and Proposed Policies

         Set forth below is a  comparison  of the Fund's  current and  proposed  fundamental  investment  policies.
Following the  comparison is an brief  explanation  of the  significance  of the proposed  changes to the Fund. The
Board does not  anticipate  that  approving  these  changes  will  result in a material  change in the way the Fund operates at the present time.

Proposal 4A.      Concentration

Current           The Fund may not  purchase  the  securities  of any issuer if, as a result,  more than 25% of the
                  Fund's total assets (taken at market value at the time of such  investment)  would be invested in the securities of issuers in any particular industry,  provided,  however,  that this restriction does not apply to  securities  issued or  guaranteed  by the U.S.  Government  or its agencies or instrumentalities  (or repurchase  agreements thereto),  or obligations of domestic banks, to the extent that the Securities and Exchange Commission,  by rule or interpretation,  permits funds to reserve freedom to concentrate in such obligations.

Proposed          The Fund  may not  purchase  the  securities  of  issuers  conducting  their  principal  business activity in the same industry if,  immediately  after the purchase and as a result  thereof,  the value of the Fund's  investments  in that industry would equal or exceed 25% of the current value of the Fund's  total  assets,  provided  that this  restriction  does not limit the  Fund's:  (i)
                  investments in securities of other investment  companies,  (ii) investments in securities  issued or guaranteed by the U.S.  Government,  its agencies or  instrumentalities,  or (iii) investments in repurchase  agreements  collateralized  by U.S.  Government  securities,  and provided further that the Fund reserves the right to  concentrate  in the  obligations  of domestic banks (as such term is interpreted by the Securities and Exchange Commission or its staff).

         The amended investment policy improves the clarity of the restriction, while maintaining the Fund's necessary specific exceptions to the industry concentration restriction.  In addition, the amended policy clarifies that the Fund may invest in collateralized repurchase agreements without violating this restriction.
Because the Fund operates as a feeder fund, all of its investments are made in the Master Portfolio, which is an investment company.  The Fund looks through to the investment of the Master Portfolio to determine the Fund's concentration in accordance with this investment policy.  The phrase "principal business activity" used in the proposed restriction refers to an issuer's primary economic activity as determined by Bloomberg, which assigns industry classifications to issuers of securities.

Proposal 4B.      Real Estate

Current           The Fund may not purchase or sell real estate or real estate  limited  partnerships,  although it may purchase  securities  secured by real estate or interests  therein,  or securities  issued by companies which invest in real estate, or interests therein.

Proposed          The Fund may not  purchase  or sell real  estate  unless  acquired  as a result of  ownership  of securities  or other  instruments  (but  this  shall  not  prevent  the Fund  from  investing  in securities or other  instruments  backed by real estate or securities of companies engaged in the real estate business).

         The amended investment policy improves the clarity of the restriction.

Proposal 4C.      Commodities

Current           The Fund may not purchase  commodities  or commodity  contracts  (including  futures  contracts), except that the Master  Portfolio  may  purchase  securities  of an issuer that invest or deal in commodities or commodity contracts.

Proposed          The Fund may not purchase or sell  commodities,  provided that (i) currency will not be deemed to be a  commodity  for  purposes  of this  restriction,  (ii) this  restriction  does not limit the purchase or sale of futures contracts,  forward contracts or options,  and (iii) this restriction does not limit the purchase or sale of securities or other  instruments  backed by commodities or the purchase or sale of  commodities  acquired as a result of ownership  of  securities  or other instruments.

         The amended investment policy improves the clarity of the restriction.  In addition, it clarifies that for purposes of this restriction, currency is not a commodity and that the restriction does not limit the purchase or sale of futures contracts, forward contracts or options. The Fund has no present intention of purchasing or selling futures contracts, forward contracts or options, which are types of derivatives.
Shareholders should be aware, however, that if the amended investment policy is approved, this restriction would not prohibit the Fund from purchasing or selling futures contracts and forward contracts, purchasing put and call options or selling covered call options at some time in the future.  Engaging in these types of transactions involves risks related to the adviser's ability to anticipate correctly the direction of movements in interest rates and securities prices; the imperfect correlation between the price of a derivative and that of the underlying securities or interest rates being hedged; the possible absence of a liquid secondary market for a particular derivative; the risk that the other parties to a derivative contract may fail to meet their obligations; and the risk that adverse price movements in a derivative can result in a loss greater than the
Fund's initial investment in the derivative.


Proposal 4D.      Underwriting

Current           The Fund may not act as an  underwriter  of  another  issuer's  securities,  except to the extent that the Fund may be deemed to be an  underwriter  within the  meaning of the  Securities  Act of
                  1933, as amended, in connection with the disposition of portfolio securities.

Proposed          The Fund may not underwrite  securities of other issuers,  except to the extent that the purchase of permitted  investments  directly from the issuer thereof or from an underwriter  for an issuer and the later  disposition of such  securities in accordance with the Fund's  investment  program may be deemed to be an  underwriting;  and  provided  further,  that the  purchase by the Fund of securities  issued by an  open-end  management  investment  company,  or a series  thereof,  with substantially  the same  investment  objective,  policies  and  restrictions  as Fund  shall  not constitute an underwriting for purposes of this paragraph.

         The amended investment policy expands the exclusion from the underwriting restriction to include securities issued by non-diversified, open-end management investment companies, as well as securities issued by diversified, open-end management investment companies.  The Fund does not currently intend to invest in securities of non-diversified investment companies.

Proposal 4E.      Borrowing and Proposal 4F Issuing Senior Securities

Current           The Fund may not borrow  money,  except for  temporary  or  emergency  purposes  from a bank,  or pursuant to reverse  repurchase  agreements or dollar roll transactions and then not in excess of
                  10% of the value of the net assets of the Fund  (including  the proceeds of such  borrowings,  at the lower of cost or  market  value).  Transactions  that are  fully  collateralized  in a manner that does not  involved  the  prohibited  issuance of a "senior  security"  within the meaning of
                  Section  18(f) of the  1940 Act will not be  regarded  as  borrowings  for the  purposes  of this restriction.

                  The Fund may not mortgage,  pledge or  hypothecate  any of its assets  except in connection  with permissible  borrowings and permissible  forward  contracts,  futures  contracts or other hedging transactions.

                  The Fund  may not  issue  senior  securities,  as  defined  in the 1940  Act,  except  that  this restriction  will not be deemed to prohibit  the Fund from (a) making any  permitted  borrowings, mortgages or pledges, or (b) entering into permissible repurchase and dollar roll transactions.


Proposed          The Fund may not borrow money or issue senior  securities,  except to the extent  permitted under the 1940 Act, including the rules, regulations and any orders obtained thereunder.

         The  amended  investment  policy  improves  the  clarity  of the  restrictions.  In  addition,  the policy provides the Fund with maximum  flexibility  with respect to future  changes in the 1940 Act,  including the rules, regulations  and orders  thereunder,  regarding  restrictions  on borrowing  money and issuing  senior  securities, without  incurring the costs of soliciting a shareholder  vote. The 1940 Act currently allows the Fund to borrow up to one-third  of the value of its total  assets  (including  the amount  borrowed)  valued at the lesser of cost or market,  less  liabilities  (not including the amount  borrowed) at the time the borrowing is made.  Under the 1940
Act,  the Fund may borrow  from a bank  provided,  that  immediately  after any such  borrowings  there is an asset coverage of at least 300% for all  borrowings.  In the event that such asset  coverage  falls below 300%,  the Fund must,  within three days (not  including  Sundays and holidays) or such longer period as the SEC may allow,  reduce the amount of its  borrowings  to an extent that the asset  coverage is at least 300%.  To the extent that the Fund increases  the  amount it  borrows,  it would be  subject  to  greater  leverage  risk,  which is the risk that the increased  assets  available for investment  would expose the Fund to greater  market risk,  interest rate risk and other  risks.  However,  the  Fund  currently  intends  to  borrow  money  only for  temporary  or  emergency  (not leveraging) purposes.

Proposal 4G.      Diversification

Current           The Fund may not with respect to 75% of its total  assets,  invest in the  securities  of any one issuer (other than the U.S.  Government  and its agencies and  instrumentalities)  if immediately after and as a result of such  investment  more than 5% of the total  assets of the Fund would be invested  in such  issuer  and the  Fund  would  hold  more  than 10% of the  outstanding  voting securities of that issuer.


Proposed          The Fund may not purchase the  securities  of any issuer if, as a result,  with respect to 75% of the Fund's total  assets,  more than 5% of the value of its total assets would be invested in the securities  of such  issuer or the  Fund's  ownership  would be more than 10% of the  outstanding voting  securities of such issuer,  provided that this restriction does not limit the Fund's cash or cash items,  investments  in  securities  issued or  guaranteed  by the U.S.  Government,  its agencies and instrumentalities, or investments in securities of other investment companies.

         The amended investment policy improves the clarity of the restriction.

Proposal 4H.      Lending

Current           The Fund may not lend any funds or other assets,  except that the Fund may,  consistent  with its
                  investment  objective  and  policies:   (a)  invest  in  certain  short-term  or  temporary  debt
                  obligations,  even  though the  purchase  of such  obligations  may be deemed to be the making of loans, and (b) enter into repurchase agreements.

Proposed          The Fund may not make  loans to other  parties,  except to the  extent  permitted  under the 1940
                  Act,  including the rules,  regulations and any orders obtained by the Fund  thereunder.  For the purposes  of this  limitation,  entering  into  repurchase  agreements,  lending  securities  and acquiring any debt securities are not deemed to be the making of loans.

         The amended  investment  policy  improves the clarity of the  restriction.  This policy  provides the Fund with maximum  flexibility  with respect to future  changes in the 1940 Act,  including the rules,  regulations  and orders thereunder,  regarding  lending,  without incurring the costs of soliciting a shareholder vote. In addition, the amended  policy  clarifies  that lending  securities  and entering  into  repurchase  transactions  will not be considered  a loan  for  purposes  of the  Fund's  application  of this  restriction.  Currently,  the 1940 Act and regulatory  interpretations  limit the  percentage  of the Fund's  securities  that may be loaned to 33 1/3% of its total  assets.  It is  unlikely  that the Fund would lend  money,  except to the extent  that the  purchase of debt securities  or similar  evidences of  indebtedness,  or  repurchase  agreements  could be considered a loan. To the extent  that the Fund  participates  in certain  lending  transactions,  there is a risk that the Fund,  as lender, could experience a delay in obtaining prompt repayment of a loan.

Recommendation and Required Vote

         The Board has concluded that each of the proposals  comprising  Proposal 4 is in the best interests of the
Fund's  shareholders.  Accordingly,  the Trustees  unanimously  recommend that shareholders vote FOR each proposal.
If  shareholders  do not approve the proposed  changes,  the current  fundamental  policies and  restrictions  will remain in effect.  Differences  between the Fund's  policies and those of the Master  Portfolio  potentially  could cause  the  Fund to  withdraw  its  investment  in the  Master  Portfolio.  Each  proposal  to  amend a  particular fundamental  policy will be voted on separately  and will require an  affirmative  vote of the lesser of (i) 67% or more of the Fund's shares  present at the special  meeting if more than 50% of the  outstanding  shares of the Fund are present,  or (ii) more than 50% of the outstanding  shares of the Fund.  Votes to ABSTAIN and broker  non-votes will have the same effect as votes cast AGAINST Proposals 4A through 4H.

                                                  PROPOSAL NO. 5

                                  TO APPROVE A NEW INVESTMENT ADVISORY AGREEMENT


         The Adviser has acted as  investment  adviser  with  respect to the assets of the Fund since  November 17,
1999.  The parent  company of the Adviser,  PayPal,  Inc.  (the  "Parent")  entered  into an Agreement  and Plan of
Merger (the  "Merger  Agreement"),  dated as of July 7, 2002,  among the  Parent,  eBay Inc.  ("eBay")  and Vaquita
Acquisition  Corp.,  a  wholly-owned  subsidiary  of eBay (the "Merger  Sub").  Pursuant to the terms of the Merger
Agreement,  the Merger Sub will be merged  with and into the Parent  with the Parent  surviving  as a  wholly-owned subsidiary  of eBay (the  "Merger").  The Merger  Agreement  contemplates  that the Merger  will be in a  tax-free, stock-for-stock  transaction.  As a  result  of the  consummation  of the  Merger,  eBay  will  acquire  all of the outstanding  shares of the Parent causing more than 25% of the outstanding  shares of the Parent to be owned by new shareholders.  This  constitutes a change in control of the Parent,  as the term "control" is defined under Section
2(a) of the 1940 Act.  The change in control of the Parent is deemed to be an  "indirect  change in control" of the
Adviser,  which causes a deemed  assignment,  and the  automatic  termination  of the current  investment  advisory agreement,  dated June 13, 2000, between the Adviser and the Trust (the "Current Investment  Advisory  Agreement").
The Merger is  scheduled to be completed in October  2002.  Accordingly,  shareholders  of the Fund are being asked to approve a new investment  advisory  agreement  between the Adviser and the Trust (the "New  Investment  Advisory
Agreement")  with respect to the Fund.  The Current  Investment  Advisory  Agreement was last submitted to the to a vote of the  shareholders  on June 13,  2000 and was most  recently  approved  by the Board of  Trustees on May 14,
2002.

         eBay, a Delaware  corporation,  developed a Web-based community platform and has become the leading online marketplace  of  individuals  and  businesses in which buyers and sellers are brought  together to browse,  buy and sell  items such as  collectibles,  automobiles,  art  items,  jewelry,  consumer  electronics  and a host of other practical  and/or  miscellaneous  items.  The eBay  trading  platform  is a fully  automated,  topically  arranged, interactive  service that  supports  both an auction  format in which sellers list items for sale and buyers bid on listed items,  and a fixed-price  format in which  sellers and buyers trade items at a fixed price  established  by sellers.  As of June 30, 2002,  through its wholly-owned  and  partially-owned  subsidiaries  and affiliates,  eBay operated  online  trading  platforms  directed  towards and localized for the United  States,  Australia,  Austria,
Belgium,  Canada, France, Germany,  Ireland, Italy, the Netherlands,  New Zealand,  Singapore,  South Korea, Spain,
Sweden,  Switzerland,  Taiwan and the United Kingdom.  eBay's principal  executive offices are located in San Jose,
California.


THE NEW INVESTMENT ADVISORY AGREEMENT

         The New Investment  Advisory  Agreement is the same in all substantive  respects as the current Investment
Advisory  Agreement,  differing only in the effective and termination dates. The New Investment  Advisory Agreement will not result in a change in advisory  fees paid by the Fund.  In  addition,  under the new  Investment  Advisory
Agreement  arrangements  for  services  and  expenses  will  not  change.  A form  of the New  Investment  Advisory
Agreement is attached to this Proxy  Statement as EXHIBIT A, and the  description set forth in this Proxy Statement of the New Investment Advisory Agreement is qualified in its entirety by reference to EXHIBIT A.

         Under the New Investment  Advisory  Agreement,  the Adviser will continue to provide  investment  advisory services  to the Fund,  including  deciding  what  securities  will be  purchased  and sold by the Fund,  when such purchases  and sales are to be made,  and  arranging  for such  purchases  and sales,  all in  accordance  with the provisions of the 1940 Act and any rules or regulations  thereunder;  any other  applicable  provisions of law; the provisions  of the  Declaration  of Trust and By-Laws of the Trust as amended  from time to time;  any policies and determinations  of the Board of  Trustees;  and the  fundamental  policies of the Trust  relating  to the Fund,  as reflected in the Trust's  Registration  Statement under the 1940 Act (including by reference,  the Fund's Statement of Additional Information) as such Registration Statement is amended from time to time.

         As  compensation  for its  services  under the New  Investment  Advisory  Agreement,  the Adviser  will be entitled to receive a fee at an annual  rate equal to 1.80% of the Fund's  average  daily net  assets.  The Adviser is entitled to compensation at the same rate under the Current Advisory Agreement.

         The New  Investment  Advisory  Agreement will continue in effect for a period not to exceed two years from its effective  date, and thereafter  shall continue  automatically  for successive  annual  periods,  provided such continuance  is  specifically  approved at least  annually by (i) the Trustees or (ii) a vote of a  "majority"  (as defined in the 1940 Act) of the Fund's  outstanding  voting securities (as defined in the 1940 Act),  provided that in either  event the  continuance  is also  approved  by a majority  of the  Trustees  who are not  parties to this
Agreement  or  "interested  persons" (as defined in the 1940 Act) of any party to this  Agreement,  by vote cast in person (to the extent  required by the 1940 Act) at a meeting  called for the  purpose of voting on such  approval.
The New Investment  Advisory Agreement  generally provides that it may be terminated by the Trust or the Adviser at any time, without penalty, by giving the other parties 60 days' written notice.

         The Adviser will continue to carry out its duties under the New Investment  Advisory  Agreement at its own expense  and will pay the  ordinary  operating  expenses of the Fund,  such as legal and  auditing  fees,  fees and expenses of the Adviser,  its custodian,  accounting  services and third-party  shareholder  servicing agents,  the cost of  communicating  with  shareholders  and  registration  fees, as well as its other operating  expenses.  The
Adviser  will not be  responsible  for  certain  other  specified  expenses  such as  interest,  taxes,  brokerage, insurance,  bonding,  disinterested  Trustees'  compensation,  extraordinary  expenses  and  the  advisory  fees or expenses of the master portfolio in which the Fund invests substantially all of its assets.

         The New  Investment  Advisory  Agreement  provides  that  the  Adviser  will  not be  liable  for any loss sustained  by reason of any error of  judgment  or  mistake  of law,  or for any loss  suffered  by the Fund or the
Fund's  shareholders  in  connection  with the  investment  advisory  services  provided  by the  Adviser.  The New
Investment  Advisory Agreement,  however,  provides that nothing contained in the New Investment Advisory Agreement shall be construed to protect the Adviser against any liability to the Trust,  the Fund or the  shareholders of the
Fund by reason of willful  misfeasance,  bad faith,  or gross  negligence in the  performance of its duties,  or by reason of its reckless disregard of obligations and duties under the New Investment Advisory Agreement.

LEGAL REQUIREMENTS UNDER THE 1940 ACT

         Section  15(f) of the  Investment  Company Act provides  that,  when a change in control of an  investment adviser  occurs,  the  investment  adviser or any of its  affiliated  persons  may receive any amount or benefit in connection with the change in control as long as two conditions are satisfied.  The first condition  specifies that no "unfair burden" may be imposed on the investment  company as a result of the transaction  relating to the change of control,  or any express or implied terms,  conditions or  understandings.  The term "unfair burden," as defined in the 1940 Act,  includes  any  arrangement  during the two-year  period  after the change in control  whereby the investment adviser (or predecessor or successor  adviser),  or any interested person of any such adviser,  receives or is entitled to receive any  compensation,  directly or indirectly,  from the investment  company or its security holders  (other than fees for bona fide  investment  advisory or other  services) or from any person in  connection with the purchase or sale of securities or other property to, from, or on behalf of the  investment  company (other than fees for bona fide principal  underwriting  services).  No such compensation  arrangements are contemplated in the  Merger.  The  Adviser  has  agreed  to use its best  efforts  to  ensure  that the  Merger  will not cause the imposition  of an unfair  burden,  as that term is  defined in Section  15(f) of the 1940 Act,  on the Fund.  There
will be no increase in fees or other compensation under the New Investment Advisory Agreement.

         The second condition  specifies that, during the three-year period immediately  following  consummation of the  transaction,  at least 75% of the investment  company's board of trustees must not be "interested  persons" of the  investment  adviser or  predecessor  investment  adviser  within the  meaning of the 1940 Act  ("Disinterested
Trustees"). The Board of Trustees of the Trust currently meets and will continue to satisfy this 75% requirement.

INFORMATION REGARDING THE ADVISER

         The  Adviser,  PayPal  Asset  Management,  Inc.,  is a wholly  owned  subsidiary  of PayPal,  Inc.  and is registered as an investment  adviser under the Investment  Advisers Act of 1940, as amended.  The Adviser's address is 303 Bryant Street, Mountain View, CA 94041.

         The Adviser's  principal  executive  officers and  directors  are shown below.  The address of each, as it relates to his duties at the Adviser, is the same as that of the Adviser.

------------------------------------------------------- -----------------------------------------------------
Name and Position with the Adviser                      Principal Occupation

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
John D. Muller, Chairman and Secretary                  General  Counsel,  PayPal,  Inc.  and  PayPal  Asset
                                                        Management, Inc.

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Ralph Ho, Jr., President                                President,  PayPal Asset  Management,  Inc. and Vice
                                                        President of Finance & Treasurer, PayPal, Inc.

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Tony Carvalho, Controller                               VP Finance and Corporate Controller, PayPal, Inc.

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
John Shaull, Treasurer                                  Assistant Treasurer, PayPal, Inc.

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
Scott Alexander,VP Engineering                          Senior Engineer PayPal, Inc.

------------------------------------------------------- -----------------------------------------------------

         Under the  Current  Advisory  Agreement,  the Adviser is entitled to receive a fee at an annual rate equal to 1.80% of the Fund's average daily net assets.

         For the fiscal year ended  December  31,  2001,  the Fund paid the Adviser an  investment  advisory fee of
$1,721,125 before contractual and voluntary fee waivers, and $1,296,232 after such waivers.

TRUSTEES' CONSIDERATION

         The Board of Trustees,  including a majority of the  disinterested  Trustees,  approved the New Investment
Advisory Agreement and its submission for shareholder approval at a meeting on August 13, 2002.

         If the New Investment  Advisory  Agreement is not approved by the Fund's  shareholders,  the Trustees will promptly seek to enter into a new investment  advisory  arrangement for the Fund, subject to approval by the Fund's shareholders.

         The Board of Trustees has been presented with  information that they believe  demonstrates  that the terms of the New  Investment  Advisory  Agreement are fair to, and in the best  interest of, the Trust,  the Fund and the shareholders  of Fund.  Information  was  presented  at the meeting of the Board on August 13, 2002 with respect to the Merger.  Specific  details  about the  information  considered  by the Board of Trustees  is given  below.  The
Adviser has advised the Board that there has been,  and the Adviser  expects that there will be, no  diminution  in the scope and quality of advisory services provided to the Fund as a result of the Merger.

New Investment Advisory Agreement

         Information  considered by the Board in approving the New Investment  Advisory Agreement  included,  among other things:  (1) the Adviser's  representations  that it is expected to remain intact after the Merger,  and that the same  persons  currently  responsible  for  management  of the Fund are expected to continue to manage the Fund after the Merger closes;  (2) that the senior  management  personnel  responsible for the management of the Adviser are expected to continue to be  responsible  for the  management of the Adviser;  (3) that the  compensation  to be received by the Adviser under the New  Investment  Advisory  Agreement is the same as the  compensation  paid under the Current Investment  Advisory  Agreement;  (4) the Parent's  representation that it will use its reasonable best efforts to ensure  that an "unfair  burden"  (as defined in the 1940 Act) is not imposed on the Fund as a result of the Merger;  (5) the  commonality  of the terms and  provisions of the New  Investment  Advisory  Agreement and the
Current  Investment  Advisory  Agreement;  and  (6)  eBay's  financial  strength  and  commitment  to the  advisory business.

Current Investment Advisory Agreement

In addition,  in approving the renewal of the Current  Investment  Advisory  Agreement at its May 14, 2002 meeting, the Board had  before  them  information  that  allowed  them to  evaluate  the  experience  of the  Adviser's  key personnel,  the  quality of  services  the Adviser  has  provided  and is expected to provide to the Fund,  and the compensation  proposed  to be paid to the  Adviser.  The  Trustees  were asked to give equal  consideration  to all factors deemed to be relevant to the Fund, including,  but not limited to the following:  (1) the favorable quality of services  provided to the Fund since its  commencement  of  operations;  (2) the  positive  relationship  of the
Adviser with the Trust;  (3) the  performance of the Fund since  commencement  of operations;  (4) the  competitive compensation  payable by the Trust to the Adviser under the Current Investment  Advisory  Agreement;  (5) the terms of the Current  Investment  Advisory  Agreement;  and (6) the  favorable  history,  reputation,  qualification  and background  of the  Adviser,  as well as the  qualifications  of its  personnel  and  financial  condition.  Of the factors  listed  above,  the Board of Trustees  noted that their  determination  to approve the Current  Investment
Advisory  Agreement in general was largely based on the positive  experience  enjoyed by the Trust with the Adviser under the Current Investment Advisory Agreement.

Recommendation and Required Vote

         The  Board  has  concluded  that  Proposal  5 is  in  the  best  interests  of  the  Fund's  shareholders.
Accordingly,  the Trustees  unanimously  recommend  that  shareholders  vote FOR each  proposal.  The proposal will require an affirmative  vote of the lesser of (i) 67% or more of the Fund's shares  present at the special  meeting if more than 50% of the  outstanding  shares  of the Fund are  present,  or (ii)  more than 50% of the  outstanding shares  of the Fund.  Votes to  ABSTAIN  and  broker  non-votes  will have the same  effect as votes  cast  AGAINST
Proposals 5.

Other Matters to Come Before the Meeting

         The  Fund's  management  does not know of any  matters to be  presented  at the  meeting  other than those described in this Proxy  Statement.  If other business  should properly come before the meeting,  the  proxyholders will vote on those matters in their discretion.

ADDITIONAL INFORMATION
Share Ownership Information

         General Information.  As of August 20, 2002 there were 165,494,583.24 outstanding shares of the Fund.

         5%  Ownership  Information.  As of August 20,  2002 the  following  persons  were  shareholders  owning of record or known by the Fund to beneficially own 5% or more of the outstanding shares of the Fund:

----------------------------------------------- ------------------------------- --------------------------------------
Name and Address                                Amount and Nature of Ownership  Percent of Total
----------------------------------------------- ------------------------------- --------------------------------------
----------------------------------------------- ------------------------------- --------------------------------------
PayPal, Inc.                                    $85,258,501.23 Investment       51.5%
303 Bryant Street
Mountain View, CA 94041

----------------------------------------------- ------------------------------- --------------------------------------

         No other  person  owned of record and,  according to  information  available to the Fund,  no other person owned beneficially, 5% or more of the outstanding shares of the Fund on August 20, 2002, the record date.

         The  Parent  expects  to vote all  shares  owned by it as of the  record  date in favor of all  Proposals, including  the  election of all nominees  under  Proposal  No. 1. Those votes will almost  certainly  result in the approval of each Proposal and the election of those nominees.

Service Providers

         Funds Distributor, Inc. (the "Distributor"),  a registered broker-dealer,  serves as distribution agent of the shares of the Fund on PayPal's website.

         Investors Bank & Trust Company ("Investors Bank") serves as the administrator for the Fund and is located at 200 Clarendon Street, Boston, Massachusetts  02116.

Proxy Solicitation

         The Trust will  request  broker-dealer  firms,  custodians,  nominees  and  fiduciaries  to forward  proxy materials  to the  beneficial  owners of the  shares of the Fund  held of  record by those  persons.  The Trust may reimburse those broker-dealer  firms,  custodians,  nominees and fiduciaries for their reasonable expenses incurred in  connection  with that proxy  solicitation.  In addition to the  solicitation  of proxies by  electronic  means, officers  and  employees  of the  Trust,  without  additional  compensation,  may  solicit  proxies in person or by telephone.  All costs  associated  with the  preparation,  filing and  distribution  of this Proxy  Statement,  the solicitation  and the  special  meeting  will be borne by the  Adviser.  The Fund will  record  votes  through  the internet and will use procedures  designed to  authenticate  shareholders'  identities,  to allow  shareholders  to authorize  the  voting  of  their  shares  in  accordance  with  their  instructions,  and to  confirm  that  their instructions have been properly recorded.

Certain Voting Matters

         Only  shareholders  of record on the record  date are  entitled  to be present  and to vote at the special meeting.  Each share of the Fund is entitled to one vote and each  fractional  share is entitled to a proportionate share of one vote.

         All proxies that are  properly  delivered by an internet  vote prior to the special  meeting,  and are not revoked,  will be voted at the special  meeting.  The persons  named in such  proxies  will vote as directed by the proxy.  If a proxy does not give voting  directions,  it will be voted FOR the  approval  of  Proposals 1 through 5 described  this  Proxy  Statement,  and other  matters  will be voted in the  discretion  of the  persons  named as proxies.

         If an  internet  vote is  delivered,  that vote may be  revoked  at any time  before its use by the Fund's receipt of a subsequent  valid internet vote, or by attending the special meeting and voting in person.  Attendance at the meeting alone will not serve to revoke the proxy.

         If a quorum is not present at the special  meeting,  or if a quorum is present at the special  meeting but sufficient  votes to  approve  one or more of the  proposed  items  are not  received,  or if other  matters  arise requiring  shareholder  attention,  the persons named as proxyholders  may propose one or more  adjournments of the special  meeting to permit further  solicitation  of proxies.  Any such  adjournment  will require the  affirmative vote of a majority  of those  shares  present at the  special  meeting or  represented  by proxy.  When voting on a proposed  adjournment,  the persons names a proxyholders will vote FOR the proposed adjournment al shares that they are  entitled  to vote with  respect to each item,  unless  directed to vote  AGAINST the item,  in which case such shares will be voted AGAINST the proposed  adjournment  with respect to that item. A shareholder  vote may be taken on one or more of the items in this  Proxy  Statement  prior to such  adjournment  if  sufficient  votes  have been received and it is otherwise appropriate.

         All  shares  that are  voted,  votes to  ABSTAIN,  and broker  non-votes  will be  counted as present  and entitled to vote for purposes of  determining  a quorum at the meeting.  Broker  non-votes are shares for which the beneficial owner has not voted and the broker holding the shares does not have  discretionary  authority to vote on the particular matter.

Shareholder Proposals

         The meeting is a special  meeting of  shareholders.  The Fund is not  required  to, nor does it intend to, hold  regular  annual  meetings  of  Fund  shareholders.  Any  shareholder  who  wishes  to  submit  proposals  for consideration  at a subsequent  shareholder  meeting  should submit  written  proposals to the Fund at PayPal Money
Market Fund, 303 Bryant  Street,  Mountain  View, CA 94041,  Attn:  PayPal Money Market Fund Proxy Vote so that the proposals are received at least 10 days prior to the meeting.  For this special meeting,  any written  proposals or notice for verbal  proposals  must be received  by  September  20, 2002 at PayPal  Money  Market  Fund,  303 Bryant
Street,  Mountain View, CA 94041,  Attn:  PayPal Money Market Fund Proxy Vote. Timely submission of a proposal does not guarantee its consideration at the meeting.

Independent Accountants

         The  firm of  PricewaterhouseCoopers  LLP has been  selected  as  independent  accountants  for the  Fund.
PricewaterhouseCoopers  LLP, in accordance with Independence  Standards Board Standard No. 1, have confirmed to the
Fund's Audit Committee that they are independent accountants with respect to the Fund.

         The  independent  accountants  examine the Fund's  financial  statements  and provide other  non-audit and tax-related  services to the Fund.  Representatives  of  PricewaterhouseCoopers  LLP are not expected to be present at the special meeting.

         For  services  rendered  to the  Fund  or the  Adviser  for the  fiscal  year  ended  December  31,  2001,
PricewaterhouseCoopers LLP received the following fees:

Audit Fees

         For audit  services  rendered to the Fund for the fiscal year ended  December  31,  2001,  including  fees
billed  for  professional   services   rendered  for  the  audit  of  the  Fund's  annual   financial   statements,
PricewaterhouseCoopers LLP received a fee of $14,000.

Financial Information Systems Design and Implementation Fees

         The  Fund  did  not  pay  any  financial   information   systems   design  and   implementation   fees  to
PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2001.

All Other Fees

         There were no non-audit services rendered by  PricewaterhouseCoopers  LLP to the Fund, for the fiscal year ended  December 31, 2001. For the fiscal year ended  December 31, 2001,  PricewaterhouseCoopers  LLP received total fees of $1,910,000  for  providing  audit,  tax and  consulting  services to the Adviser and entities  controlling, controlled by, or under common control with the Adviser that provided services to the Fund.

         Please  complete  the  attached  proxy  card and  return  the card  bySeptember  30,  2002 via  electronic transmission.




August 30, 2002                                         By order of the Board of Trustees
                                                        John Muller, Secretary









                                                                                                          EXHIBIT A

                                           INVESTMENT ADVISORY AGREEMENT

                                                   PAYPAL FUNDS

         This is an INVESTMENT  ADVISORY  AGREEMENT,  dated as of ____, between PayPal Asset Management,  Inc. (the
"Adviser")  and PayPal  Funds (the  "Trust")  with  respect to the PayPal  Money Market Fund, a series of the Trust
(the "Fund").

         WHEREAS,  the Trust is a Delaware  business trust organized  pursuant to a Trust  Instrument dated June 3,
1999, as amended and restated,  (the "Declaration of Trust") and is registered under the Investment  Company Act of
1940, as amended (the "1940 Act"), as an open-end, diversified management investment company;

         WHEREAS,  the  Trust  wishes to retain  the  Adviser  to render  investment  advisory  services  and other management  services required for the ordinary  operations of the Fund, and the Adviser is willing to furnish those services to the Fund;

         WHEREAS,  the Adviser is registered as an investment  adviser under the  Investment  Advisers Act of 1940, as amended ("Advisers Act");

         WHEREAS,  the Adviser has provided  investment advisory and other management services to the Fund pursuant to  that  certain  Investment  Advisory  Agreement,  dated  as of June  13,  2000  (the  "Old  Investment  Advisory
Agreement");

         WHEREAS,  the Old Investment  Advisory Agreement has terminated in accordance with its terms pursuant to a change of control of the parent company of the Adviser;

         WHEREAS,  the parties  hereto wish to reinstate the  agreement  evidenced by the Old  Investment  Advisory
Agreement on substantially the same terms; and

         NOW THEREFORE,  in  consideration  of the promises and mutual  covenants  herein  contained,  it is agreed between the Trust and the Adviser as follows:

1.       Appointment.

     The Trust  hereby  appoints the Adviser to act as  investment  adviser and manager to the Fund for the periods and on the terms set forth in this  Agreement.  The  Adviser  accepts  such  appointment  and agrees to furnish the services herein set forth, for the compensation herein provided.

2.       Investment Advisory and Management Duties

         (a)    Subject to the supervision of the Trustees of the Trust, the Adviser will provide a program of continuous investment management for the Fund in accordance with the Fund's investment objective, policies and limitations as stated in the Fund's Prospectus and Statement of Additional Information included as part of the
Trust's Registration Statement filed with the Securities and Exchange Commission ("SEC") and as the Prospectus
and Statement of Additional Information may be amended from time to time, copies of which shall be provided to the Adviser by the Trust.  Subject to approval by the Trustees of the Trust, the Adviser for the Fund may select a master fund having substantially the same investment objective and policies as the Fund into which all or substantially all of the Fund's assets may be invested, or select and manage investment subadvisers who may be granted discretionary investment authority with respect to the assets of the Fund.

     (b)    In performing its investment management services to the Fund hereunder, the Adviser will provide the
Fund with ongoing investment guidance, policy direction, including oral and written research, monitoring of any master funds, analysis, advice, statistical and economic data and judgments regarding individual investments, general economic conditions and trends and long-range investment policy.

     (c)    To the extent permitted by the Adviser's Form ADV as filed with the SEC and as may be amended from time to time (the "Adviser's Form ADV") and subject to the approval of the Trustees of the Trust, the Adviser shall have the authority to manage cash and money market instruments for cash flow purposes.

     (d)    To the extent permitted by the Adviser's Form ADV, the Adviser will advise as to the securities, instruments, repurchase agreements, options and other investments and techniques that the Fund will purchase, sell, enter into or use, and will provide an ongoing evaluation of the Fund's portfolio.  The Adviser will advise as to what portion of the Fund's portfolio shall be invested in securities and other assets, and what portion if any, should be held uninvested.

     (e)    The Adviser shall provide or arrange for administration, transfer agency, custody and all other services necessary for the Fund to operate, and shall be responsible for the payment of all expenses associated with such services, subject to Section 5 of this Investment Advisory Agreement.

     (f)    The Adviser may engage and remove one or more subadvisers, subject to the legally required approvals of the Trust and its shareholders, and the Adviser shall monitor the performance of any subadviser and report to the Trust thereon.

     (g)    The Adviser further agrees that, in performing its duties hereunder, it will:

(i)      comply with the 1940 Act and all rules and regulations thereunder, the
Advisers  Act,  the  Internal  Revenue  Code (the  "Code")  and all other  applicable  federal  and state  laws and regulations, and with any applicable procedures adopted by the Trustees;

(ii)     use reasonable efforts to manage the Fund so that it will qualify, and continue to qualify,  as a regulated  investment  company  under  Subchapter M of the Code and  regulations  issued thereunder;

(iii)    place orders pursuant to the Fund's investment determinations as approved by the Trustees for the Fund directly with the issuer,  or with any broker or dealer,  in accordance with applicable  policies  expressed  in the  Fund's  Prospectus  and/or  Statement  of  Additional  Information  and in
accordance with applicable legal requirements;

         (iv)     furnish to the Trust whatever statistical information the Trust may reasonably request with respect to each Fund's assets or contemplated  investments.  In addition,  the Adviser will keep the Trust and the Trustees  informed of developments  materially  affecting the Fund's portfolio and shall, on the Adviser's own  initiative,  furnish to the Trust from time to time whatever  information  the Adviser  believes appropriate for this purpose;

         (v) make  available  to the Trust's  administrator  (the  "Administrator")  and the Trust,  promptly  upon their  request,  such copies of its  investment  records and ledgers with respect to the Fund as may be required to assist the  Administrator  and the Trust in their  compliance  with applicable  laws and  regulations.  The Adviser will furnish the Trustees with such  periodic and special  reports  regarding  the Fund and any  subadviser as they may reasonably request;

         (vi)  immediately  notify  the  Trust  in the  event  that  the  Adviser  or any  of its  affiliates:  (1)
becomes  aware that it is subject to a  statutory  disqualification  that  prevents  the  Adviser  from  serving as investment  adviser  pursuant to this Agreement;  or (2) becomes aware that it is the subject of an  administrative proceeding or enforcement  action by the SEC or other  regulatory  authority.  The Adviser further agrees to notify the Trust  immediately of any material fact known to the Adviser  respecting or relating to the Adviser that is not contained in the Trust's  Registration  Statement regarding the Fund, or any amendment or supplement  thereto,  but that is required to be disclosed  thereon,  and of any  statement  contained  therein  that  becomes  untrue in any material respect; and

         (vii)  in  providing  investment  advice  to  the  Fund,  use no  inside  information  that  may be in its possession  or in the  possession  of any of its  affiliates,  nor  will  the  Adviser  seek  to  obtain  any  such information.

3.       Futures and Options.

     The Adviser's  investment  authority  shall include advice with regard to purchasing,  selling,  covering open positions,  and generally dealing in financial  futures contracts and options thereon,  or master funds which do so in accordance with Rule 4.5 of the Commodity Futures Trading Commission.

     The Adviser's  authority shall include  authority to: (i) open and maintain  brokerage  accounts for financial futures and options (such accounts  hereinafter  referred to as "Brokerage  Accounts") on behalf of and in the name of the Fund; and (ii) execute for and on behalf of the Brokerage  Accounts,  standard  customer  agreements  with a broker or brokers.  The Adviser may, using such of the  securities and other property in the Brokerage  Accounts as the Adviser  deems  necessary or  desirable,  direct the  custodian to deposit on behalf of the Fund,  original and maintenance  brokerage  deposits and otherwise  direct payments of cash, cash  equivalents and securities and other property into such brokerage accounts and to such brokers as the Adviser deems desirable or appropriate.

4.       Use of Securities Brokers and Dealers.

     The  Adviser  will  monitor  the use by  master  funds  of  broker-dealers.  To the  extent  permitted  by the
Adviser's  Form ADV , purchase  and sale orders will usually be placed with brokers who are selected by the Adviser as able to achieve "best execution" of such orders.  "Best  execution" shall mean prompt and reliable  execution at the most favorable  securities  price,  taking into account the other  provisions  hereinafter set forth.  Whenever the Adviser places  orders,  or directs the placement of orders,  for the purchase or sale of portfolio  securities on behalf of the Fund,  in  selecting  brokers or  dealers  to  execute  such  orders,  the  Adviser  is  expressly authorized to consider the fact that a broker or dealer has furnished  statistical,  research or other  information or services  which enhance the Adviser's  research and portfolio  management  capability  generally.  It is further understood in accordance  with Section 28(e) of the Securities  Exchange Act of 1934, as amended,  that the Adviser may negotiate with and assign to a broker a commission  which may exceed the commission  which another broker would have charged for effecting the  transaction  if the Adviser  determines in good faith that the amount of commission charged was  reasonable  in relation to the value of  brokerage  and/or  research  services  (as defined in Section
28(e)) provided by such broker,  viewed in terms either of the Fund or the Adviser's  overall  responsibilities  to the Adviser's discretionary accounts.

     Neither the Adviser nor any parent,  subsidiary or related firm shall act as a securities  broker with respect to any purchases or sales of  securities  which may be made on behalf of the Fund,  provided  that this  limitation shall not prevent the Adviser from utilizing the services of a securities  broker which is a parent,  subsidiary or related  firm,  provided  such broker  effects  transactions  on a "cost only" or  "nonprofit"  basis to itself and provides  competitive  execution.  Unless otherwise  directed by the Trust in writing,  the Adviser may utilize the service of whatever  independent  securities  brokerage firm or firms it deems  appropriate to the extent that such firms are competitive with respect to price of services and execution.

5.       Allocation of Charges and Expenses.

     The Adviser  will pay all of the  expenses  of each class of each  series of the Trust's  shares that it shall manage, other than the following expenses:


o        interest;

o        taxes;

o        brokerage commissions;

o        insurance and bonding premiums;

o        fees and expenses of those trustees who are not "interested persons" as defined in the 1940 Act, including counsel fees;

o        extraordinary expenses approved by those disinterested trustees; and

o        fees and expenses of any master portfolio into which that series invests all or substantially all of its assets.

         The Adviser also will pay expenses  incurred in connection with the provision of shareholder  services and distribution services.

         To the extent the Adviser  incurs any costs by assuming  expenses  that are an  obligation  of the Fund as set forth  herein,  the Fund shall  promptly  reimburse  the Adviser for those  costs and  expenses,  except to the extent the Adviser has otherwise  agreed to bear those  expenses.  To the extent the services for which the Fund is obligated  to pay are  performed  by the  Adviser,  the Adviser  shall be entitled to recover  from the Fund to the extent of the Adviser's actual costs for providing those services.

6.       Compensation.

     (a) As  compensation  for the  services  provided and expenses  assumed by the Adviser  under this  Agreement, the Trust will arrange for the Fund to pay the Adviser at the end of each  calendar  month an advisory fee computed daily at an annual rate equal to 1.80% of the Fund's  average daily net assets.  The "average  daily net assets" of the Fund shall mean the  average of the values  placed on the Fund's net assets as of 4:00 p.m.  (New York time) on each day on which the net asset  value of the Fund is  determined  consistent  with the  provisions  of Rule  22c-1 under the 1940 Act or, if the Fund  lawfully  determines  the value of its net assets as of some other time on each business  day, as of such other time.  The value of net assets of the Fund shall always be  determined  pursuant to the  applicable  provisions  of the  Trust  Instrument  and  the  Registration  Statement.  If,  pursuant  to  such provisions,  the  determination  of net asset value is suspended  for any  particular  business  day,  then for the purposes of this  Section 6, the value of the net assets of the Fund as last  determined  shall be deemed to be the value of its net  assets as of the close of the New York Stock  Exchange,  or as of such other time as the value of the net assets of the Fund's  portfolio may lawfully be determined,  on that day. If the  determination  of the net asset  value of the  shares  of the Fund has been so  suspended  for a  period  including  any  month  end when the
Adviser's  compensation is payable pursuant to this Section 6, then the Adviser's  compensation  payable at the end of such  month  shall be  computed  on the  basis of the  value of the net  assets  of the Fund as last  determined
(whether  during or prior to such  month).  If the Fund  determines  the value of the net  assets of its  portfolio more than  once on any day,  then the last such  determination  thereof  on that day shall be deemed to be the sole determination thereof on that day for the purposes of this Section 6.

     (b) The Adviser  voluntarily may reduce any portion of the  compensation or  reimbursement  of expenses due to it pursuant to this Agreement and may agree to make payments to limit the expenses that are the  responsibility  of the Fund under this Agreement.  Any such reduction or payment shall be applicable  only to such specific  reduction or payment and shall not  constitute an agreement to reduce any future  compensation  or  reimbursement  due to the
Adviser hereunder or to continue future payments.

7.       Books and Records.

     The  Adviser  agrees to  maintain  such books and  records  with  respect to its  services  to the Fund as are required  by  Section  31 under  the 1940  Act,  and  rules  adopted  thereunder,  and by  other  applicable  legal provisions,  and to preserve  such records for the periods and in the manner  required by that  Section,  and those rules and legal  provisions.  The Adviser  also agrees that records it maintains  and  preserves  pursuant to Rules
31a-1 and Rule 31a-2 under the 1940 Act and  otherwise in connection  with its services  hereunder are the property of the Trust and will be  surrendered  promptly to the Trust upon its request.  The Adviser  further agrees that it will furnish to regulatory  authorities  having the requisite  authority any  information  or reports in connection with its services  hereunder  which may be requested in order to determine  whether the  operations of the Fund are being conducted in accordance with applicable laws and regulations.

8.       Aggregation of Orders.

     Provided  that the  investment  objective,  policies  and  restrictions  of the Fund are adhered to, the Trust agrees that the  Adviser may  aggregate  sales and  purchase  orders of  securities  held in the Fund with  similar orders being made  simultaneously  for other accounts  managed by the Adviser or with accounts of the affiliates of the Adviser,  if in the Adviser's  reasonable judgment such aggregation shall result in an overall economic benefit to the Fund taking into consideration the advantageous  selling or purchase price,  brokerage  commission and other expenses.  The Trust  acknowledges  that the  determination  of such  economic  benefit to the Fund by the  Adviser represents  the  Adviser's  evaluation  that the Fund is benefited by relatively  better  purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors.

9.       Standard of Care and Limitation of Liability.

     The Adviser shall  exercise its best judgment in rendering the services  provided by it under this  Agreement.
The Adviser  shall not be liable for any error of  judgment or mistake of law or for any loss  suffered by the Fund or the holders of the Fund's shares in connection with the matters to which this Agreement  relates,  provided that nothing in this  Agreement  shall be deemed to protect or purport to protect the Adviser  against any  liability to the Trust,  the Fund or to holders of the Fund's shares to which the Adviser  would  otherwise be subject by reason of willful  misfeasance,  bad faith or gross  negligence on its part in the  performance of its duties or by reason of the Adviser's  reckless  disregard of its obligations  and duties under this Agreement.  As used in this Section
9, the term  "Adviser"  shall  include  any  officers,  directors,  employees  or other  affiliates  of the Adviser performing services with respect to the Fund.

10.      Services Not Exclusive.

     It is  understood  that the  services of the Adviser are not  exclusive,  and that  nothing in this  Agreement shall  prevent the Adviser from  providing  similar  services to other  investment  companies or to other series of investment  companies,  including the Trust (whether or not their investment objectives and policies are similar to those of the Fund) or from  engaging in other  activities,  provided  such other  services and  activities  do not, during  the term of this  Agreement,  interfere  in a  material  manner  with  the  Adviser's  ability  to meet its obligations  to the Fund  hereunder.  When the Adviser  recommends  the  purchase  or sale of a security  for other investment  companies and other  clients,  and at the same time the Adviser  recommends the purchase or sale of the same security for the Fund, it is understood  that in light of its fiduciary  duty to the Fund,  such  transactions will be executed on a basis that is fair and  equitable  to the Fund.  In  connection  with  purchases  or sales of portfolio  securities  for the  account of the Fund,  neither the  Adviser  nor any of its  directors,  officers or employees  shall act as a principal or agent or receive any commission.  If the Adviser  provides any advice to its clients  concerning  the shares of the Fund,  the Adviser shall act solely as  investment  counsel for such clients and not in any way on behalf of the Trust or the Fund.

11.      Duration and Termination.

     (a)     This Agreement shall become effective on the later of the date of its execution or the date it is approved by shareholders and/or the Trustees in the manner required by the 1940 Act.  This Agreement shall continue for a period of two years from its effective date , and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the
Trustees or (ii) a vote of a "majority" (as defined in the 1940 Act) of the Funds' outstanding voting securities
(as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the
Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person (to the extent required by the 1940 Act) at a meeting called for the purpose of voting on such approval.

     (b)     Notwithstanding the foregoing, this Agreement may be terminated:  (a) at any time without penalty by the Fund upon the vote of a majority of the Trustees or by vote of the majority of the Fund's outstanding voting securities, upon sixty (60) days' written notice to the Adviser or (b) by the Adviser at any time without penalty, upon sixty (60) days' written notice to the Trust.  This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

12.      Amendments.

     This  Agreement may be amended at any time but only by the mutual  agreement of the parties to this  Agreement and in accordance with any applicable legal or regulatory requirements.

13.      Proxies.

     Unless the Trust gives written  instructions to the contrary,  the Adviser shall vote all proxies solicited by or with  respect to the issuers of  securities  in which  assets of the Fund may be invested in a manner which best serves the interests of the Fund's  shareholders.  The Adviser shall use its best good faith  judgment to vote such proxies in a manner which best serves the interests of the Fund's shareholders.

14.      Failure to Perform; Force Majeure.

     No failure or omission by either party hereto in the  performance of any  obligation of this Agreement  (other than payment  obligations)  shall be deemed a breach of this  Agreement  or create any  liability if the same shall arise from any cause or causes  beyond the  control of the party,  including  but not  limited  to, the  following:
acts of God,  acts or  omissions  of any  governmental  agency;  any rules,  regulations,  or orders  issued by any governmental  authority or by any officer,  department,  agency or  instrumentality  thereof;  fire; storm;  flood;
earthquake, war; rebellion;  insurrection;  riot; and invasion and provided that such failure or omission resulting from one of the  above  causes  is cured  as soon as is  practicable  after  the  occurrence  of one or more of the above-mentioned causes.

15.      [Reserved.]

16.      Miscellaneous.

(a)      This  Agreement  shall be governed by the laws of the State of  California,  provided that nothing  herein shall be construed  in a manner  inconsistent  with the 1940 Act, the Advisers  Act, or rules or orders of the SEC thereunder.

(b)      The captions of this  Agreement  are included  for  convenience  only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

(c)      If any provision of this Agreement  shall be held or made invalid by a court  decision,  statute,  rule or otherwise,  the  remainder  of this  Agreement  shall not be  affected  hereby and,  to this  extent,  the provisions of this Agreement shall be deemed to be severable.

     (d) Nothing herein shall be construed as constituting the Adviser as an agent of the Trust or the Fund.

     (e) All  liabilities  of the Trust  hereunder  are  limited to the  assets of the Fund,  but this shall not be interpreted to conflict with the Fund's maintaining its separate assets and liabilities.



     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of ______.

                                                              PAYPAL FUNDS


                                                              By:
                                                                   Name:  John T. Story
                                                                   Title:  President


                                                              PAYPAL ASSET MANAGEMENT, INC.


                                                              By:
                                                                   Name:  Ralph Ho
                                                                       Title:  President
